SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K



          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of Earliest Event Reported) August 21, 2000
                                                    ---------------


                     THE WINNER'S EDGE.COM, INC.
        ------------------------------------------------------
        (Exact name of Registrant as specified in its charter)




                              Delaware
            ----------------------------------------------
            (State or Other Jurisdiction of Incorporation)



       0-22954                                       65-0952186
------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)



     1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
     -----------------------------------------------------------
               (Address of Principal Executive Offices)



                           (561) 988-3333
                   -------------------------------
                   (Registrant's Telephone Number)



    _____________________________________________________________
    (Former Name or Former Address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On August 21, 2000, Anthony D'Amato, Jeffrey Morris, C. Wayne Baldridge, and Michael E. Fasci, officers and directors of the Company, entered into a Stock Purchase Agreement to sell an aggregate of 7,250,000 shares of the Registrant's Common Stock (the "Transaction"), representing approximately 25.7% of the Registrant's issued and outstanding common stock as of August 21, 2000, to Concord Investment Group, Inc. ("Concord"), a Bahamian corporation. As part of the Transaction, Concord agreed to advance to the Company $225,000 for operating capital. Additionally, Concord has agreed to pay certain obligations of the Registrant, including past due and current legal and accounting fees, state franchise taxes, and other expenses. The Transaction is expected to close on or before September 15, 2000.



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                              SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           THE WINNER'S EDGE.COM, INC.



August 21, 2000            By:/s/Michael E. Fasci
                              --------------------------------------
                              Michael E. Fasci, Chief Financial
                              Officer





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